EXHIBIT 10.10

FIFTH AMENDMENT TO PALO ALTO LEASE

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 17th day of May, 2000 by and between 2197 East Bayshore Road Partnership (“Lessor”) and ClickAction, a California corporation, formerly MySoftware (“Lessee”).

RECITALS:

A.    Lessor and Lessee entered into a lease dated as of February 25, 1993 (the “Lease”) by and between Holvick Family Trust (Lessor) and MySoftware respecting approximately 20,545 square feet in that larger building known as 2197 E. Bayshore Road, Palo Alto, (the “Building”). Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the lease.

B.    MySoftware has changed its name to ClickAction, Inc, and ClickAction, Inc. has undertaken all of the right and obligations of MySoftware under the lease as of September 16, 1999. Accordingly, ClickAction, Inc. is now the Lessee under the Lease.

C.    Lease Expansion:    Lessee shall expand their Premises and lease from Lessor, an additional 456 rentable square feet for the remaining balance of the lease term. The total square footage shall now be 21,000 rentable square feet

D.    Rent:    The new monthly rent shall be as follows:

June 1, 2000-April 30, 2001 63,943.93/NNN

May 1, 2001-April 30, 2002 67,044.94/NNN

E.    Commencement—Rent for additional 465 square feet shall commence upon Lessee’s construction of a demising wall, but, no later than June 7, 2000.

F.    Improvements:    Lessee shall take possession of the Premises in an “As Is” condition, and Lessor shall have no obligation to provide Tenant Improvements to the space.

G.    Lessor has right to go through Lessees space to go to the common areas.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LESSOR: HOLVICK FAMILY TRUST		LESSEE: CLICKACTION, INC. a California corporation

By:	/S/ DEBRA HOLVICK	By:	/S/ SHARON CHIU
	Date: 6/6/00		Date: 6/5/00